As filed with the Securities and Exchange Commission on September 12, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________________________________________

ZeroFox Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1557361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

____________________________________________________

1834 S. Charles Street

Baltimore, Maryland 21230

(Address of principal executive offices) (Zip Code)

____________________________________________________

ZeroFox Holdings, Inc. 2022 Incentive Equity Plan

(Full title of the plan)

_____________________________________________________

Thomas P. FitzGerald
General Counsel and Corporate Secretary
ZeroFox Holdings, Inc.
1834 S. Charles Street
Baltimore, Maryland 21230

(Name and address of agent for service)

(855) 936-9369

(Telephone number, including area code, of agent for service)

__________________________________________________

Copies to:

Jeffrey N. Ostrager

Anthony J. Rosso

Venable LLP

151 West 42nd Street

New York, New York 10036

Tel: (212) 307-5500

Fax: (212) 307-5598

______________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by ZeroFox Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 5,909,396 shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) under the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan, resulting from an automatic annual increase in the number of shares reserved for issuance thereunder as of January 1, 2023. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 (File No. 333-268337) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 30, 2023;
(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 9, 2023, and the quarter ended July 31, 2023, filed with the SEC on September 12, 2023;

(c)
The following sections from the Registrant’s final prospectus (File No. 333-271028), filed pursuant to Rule 424(b)(3) with the SEC on April 12, 2023: “Unaudited Pro Forma Condensed Combined Financial Information” and “ZeroFox Holdings, Inc. (f/k/a L&F Acquisition Corp.) Consolidated Financial Statements as of August 2, 2022, and December 31, 2021, and for the period January 1, 2022, to August 2, 2022, and the year ended December 31, 2021 (Audited)”;
(d)
The Registrant’s Current Reports on Form 8-K filed with the SEC on February 22, 2023, April 17, 2023, April 24, 2023, May 12, 2023, and June 30, 2023; and
(e)
The description of the capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 3, 2022, as amended by Exhibit 4.06 (Description of Securities) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No. or Annex	Filed Herewith

4.1	Certificate of Incorporation of ZeroFox Holdings, Inc.	8-K	001-39722	08/09/2022	3.1

4.2	Amended and Restated Bylaws of ZeroFox Holdings, Inc.	8-K	001-39722	12/06/2022	3.2

5.1	Opinion of Venable LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of ZeroFox Holdings, Inc.					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of ID Experts Holdings, Inc.					X

23.3	Consent of WithumSmith+Brown, independent registered public accounting firm of L&F Acquisition Corp.					X

23.4	Consent of Venable LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)					X

99.1	ZeroFox Holdings, Inc. 2022 Incentive Equity Plan	424B3	333-262570	07/14/2022	Annex H

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on September 12, 2023.

ZEROFOX HOLDINGS, INC.

By:	/s/ James C. Foster
Name:	James C. Foster
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Foster, Timothy S. Bender, and Thomas P. FitzGerald, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James C Foster	Chief Executive Officer, Chairman of the Board	September 12, 2023
James C. Foster	(Principal Executive Officer)

/s/ Timothy S. Bender	Chief Financial Officer	September 12, 2023
Timothy S. Bender	(Principal Financial Officer and Principal Accounting Officer)

/s/ Adam Gerchen	Director	September 12, 2023
Adam Gerchen

/s/ Todd P. Headley	Director	September 12, 2023
Todd P. Headley

/s/ Paul Hooper	Director	September 12, 2023
Paul Hooper

/s/ Thomas F. Kelly	Director	September 12, 2023
Thomas F. Kelly

/s/ Samskriti King	Director	September 12, 2023
Samskriti King

/s/ Teresa H. Shea	Director	September 12, 2023
Teresa H. Shea

/s/ Barbara Stewart	Director	September 12, 2023
Barbara Stewart